Exhibit 10.1

UNIVERSAL HEALTH SERVICES, INC.

2022 EXECUTIVE INCENTIVE PLAN

1. Purpose.    The purpose of the 2022 Executive Incentive Plan (the “Plan”) is to foster the ability of Universal Health Services, Inc., a Delaware corporation (the “Company”), and its affiliates to attract, retain and motivate highly qualified senior management and other executive officers of the Company and its affiliates through the payment of performance-based incentive compensation.

2. Administration.    The Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Board”), or such other committee of directors designated by the Board (the “Committee”). Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to interpret, construe and apply the provisions of the Plan and to take such action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or an affiliate to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal fees and other expenses incident thereto and, to the extent permitted by applicable law, advancement of such fees and expenses) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

3. Eligibility.    Annual incentive compensation may be awarded under the Plan to any person who is a member of the senior management of the Company and to other executive officers of the Company or an affiliate. Subject to the provisions hereof, the Committee will select the persons to whom incentive compensation may be awarded for any calendar year and will fix the terms and conditions of each such award.  An individual selected to be eligible for an award for one calendar year is not guaranteed or assured to be selected to be eligible for an award for any other calendar year.

4. Annual Performance Bonus.    The amount of a participant’s incentive award for a calendar year will be based upon the participant’s target bonus amount and the extent to which the performance goal(s) applicable to the participant are achieved, all as described in (a) through (c) below, subject to the limitation in (e) below.

(a) Target Bonus Amount.    For each calendar year, a participant’s target bonus amount will be equal to a fixed percentage of the participant’s annual base salary. The applicable percentage will be determined by the Committee on a participant-by-participant and year-by-year basis.

(b) Performance Goals.    For each calendar year, the Committee shall establish performance goals for each participant, using such business criteria and other measures of performance as it may deem appropriate, including, without limitation, performance goals based upon one or more of the following business criteria: (i) attainment of certain target levels of, or a specified increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) attainment of certain target levels of, or a specified increase in, after-tax or pre-tax profits; (iii) attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) attainment of certain target levels of, or a specified increase in, earnings per share or earnings per share from continuing operations; (vi) attainment of certain target levels of, or a specified increase in, return on capital or return on invested capital; (vii) attainment of certain target levels of, or a specified increase in, after-tax return on stockholders’ equity; (viii) attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; and/or (ix) attainment of certain target levels in the fair market value of the shares of the Company’s Class B Common Stock, par value $.01 (the “Common Stock”) or growth in the value of an investment in the Common Stock assuming the reinvestment of dividends. As to any participant or class of participants, the performance goals may be based upon one or more criteria or measures, and may be based upon the performance of the Company, on a consolidated basis, the individual participant or class of participants, a regional, local or divisional unit of the Company, one or more subsidiaries or other affiliates of the Company or a combination thereof, either on an absolute basis or relative to an index or peer-group. Performance goals may be determined without regard to, or adjusted to reflect, items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods.

(c) Performance Factor.    For each calendar year, the Committee will establish a performance factor or a range of performance factors (“performance factors”) for each participant, based on varying levels of attainment of the performance goals for the year. The performance factor(s) will be used to determine the portion, if any, of the participant’s target bonus amount that is earned for the year. The performance factors may be expressed in a performance matrix established by the Committee. If the target level performance goals for a year are achieved (but not exceeded), the participant will be entitled to an incentive bonus for the year equal to 100% of the participant’s target bonus amount. The Committee may establish higher or lower percentage factors for levels of performance that are more or less than the target levels. If the minimum level of performance for a year is not achieved, then the participant’s performance factor will be zero and no incentive compensation will be payable to participant for the year.

(d) Preestablished Goals.   The applicable target bonus amount, performance goals and performance factors with respect to any calendar year will be established in writing by the Committee no later than 90 days after the commencement of that year.

(e) Limitation on Amount of Incentive Awards.    Notwithstanding anything to the contrary contained herein, the maximum incentive award which any participant may earn hereunder for any calendar year shall not exceed $5 million.

5. Calculation and Payment of Performance Bonus.    Promptly after the date on which the necessary financial or other information for a particular year becomes available, the Committee shall determine the amount, if any, of the incentive compensation payable to each participant for that calendar year and shall certify in writing prior to payment that the performance goals for the year were in fact satisfied. A participant’s incentive award for a calendar year will be paid to the participant in the following calendar year promptly after the Committee determines the amount earned by the participant pursuant to such award, provided that such payment will in all events be made by the last day of the calendar year following the applicable bonus year. Notwithstanding the preceding sentence, the Committee may establish an arrangement, separate and apart from the Plan, pursuant to which payment of all or a portion of a participant’s incentive award for a calendar year will or must be deferred. It is intended that any such arrangement will comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Unless the Committee determines otherwise, no incentive award will be payable to a participant with respect to a calendar year if the participant’s employment with the Company and its affiliates terminates at any time prior to the payment thereof.

6. Amendment or Termination.    The Board may amend or terminate the Plan at any time.

7. Effective Date of Plan.    The Plan will become effective for incentive awards granted in respect of calendar years beginning on and after January 1, 2022.

8. Governing Law.    The Plan and each award made under the Plan shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law. The Plan is not intended to be a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and will be interpreted and construed accordingly.

9. No Rights Conferred; Non-Transferable.    Nothing contained herein will be deemed to give any person any right to receive an incentive compensation award under the Plan or to be retained in the employ or service of the Company or any affiliate or interfere with the right of the Company or any affiliate to terminate the employment or other service of any person for any reason.  A person's rights and interests under the Plan may not be assigned, pledged, or transferred.

10. Decisions of the Committee to be Final.    Any decision or determination made by the Committee shall be final, binding and conclusive on all persons, and shall be given the maximum deference permitted by law.

11. Taxes.    The Company shall have the right to withhold from any amount payable under the Plan any U.S. federal, state, or local, or foreign, income and/or payroll taxes required by law to be withheld and to take such other action as the Committee may deem advisable to enable the Company and participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to an award under the Plan.

12. Unfunded Status.    Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any participant, beneficiary or legal representative or any other person.  To the extent that a person acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

13. Clawback/Recovery.    All awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  In addition, the Committee may impose such other clawback, recovery or recoupment provisions on an award as the Committee determines necessary or appropriate in view of applicable laws, governance requirements or best practices, including, but not limited to, a requirement that participants repay previously paid awards under the Plan upon the occurrence of cause (as determined by the Committee).